UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	87-0638336
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

6420 Abrams
Saint Laurent, Quebec
H4S 1Y2, Canada
Telephone (514) 331-7440
(Address of principal executive
offices)

INTELGENX TECHNOLOGIES CORP.
2016 STOCK OPTION PLAN
(Full title of the Plan)

Horst Zerbe
Chief Executive Officer
IntelGenx Technologies Corp,
6420 Abrams, Quebec, H4S 1Y2
(514) 331-7440
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Richard Raymer
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1 Canada
Tel: (416) 367-7388

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered (1)	per share (3)	offering price	registration fee
(2)

Common Stock, par value $.00001 per share	1,331,233	$0.56	$745,490	$75.07

(1)

Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement.

(2)

IntelGenx Technologies Corp’s 2016 Stock Option Plan (the “2016 Plan”) authorizes the issuance of a maximum of 6,361,525 shares of common stock, of which 5,030,292 were previously registered pursuant to IntelGenx Technologies Corp’s Amended and Restated 2006 Stock Option Plan, as amended on May 7, 2013 (the “Amended 2006 Plan”), of which 1,600,749 shares were previously registered under the 2006 Stock Option Plan on Forms S-8, File No. 333-138857, filed on November 21, 2006 and 1,707,378 were registered on Form S-8, File No. 333-170604, filed on November 15, 2010 and 1,722,165 were previously registered under the Amended 2006 Plan on May 22, 2015 on Form S-8 File No. 333-196165. The contents of such prior registration statements are incorporated by reference herein. This registration statement registers an additional 1,331,233 shares of common stock under the 2016 Plan.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high sales prices of the registrant’s shares of common stock on August 1, 2016, as reported on the OTCQX.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

The registration statement on Forms S-8 (File No. 333-138857) was filed with the Securities and Exchange Commission on November 21, 2006 covering the registration of 1,600,749 shares previously authorized for issuance under IntelGenx Technologies Corp’s 2006 Stock Option Plan and 1,707,378 additional shares were registered on Form S-8, File No. 333-170604, filed on November 15, 2010 and 1722,165 additional shares were registered on Form S-8, File No. 333-196165 filed on May 22, 2014 pursuant to the Amended 2006 Plan. Pursuant to Rule 429 and General Instruction E of Form S-8, this registration statement is being filed to register an additional 1,331,233 shares authorized under the 2016 Plan. This registration statement should also be considered a post-effective amendment to the prior registration statements. The contents of the aforementioned registration statements are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

This information is not required to be filed with this Registration Statement on Form S-8 (the “Registration Statement”).

Item 2.	Registrant Information and Employee Plan Annual Information.

This information is not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by IntelGenx Technologies Corp’s (the “Registrant”) with the Securities and Exchange Commission are hereby incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 30, 2016;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 10, 2016;

(c)	Current Reports on Form 8-K filed on January 22, 2016, March 2, 2016, March 22, 2016 May 11, 2016, May 12, 2016; and

(c)

The description of the Registrant’s shares of common stock set forth in the registration statement on Form 10SB12G, and any amendments thereto, registering the registrant’s common stock under Section 12 of the Securities Exchange Act of 1934, which was filed with the Securities and Exchange Commission on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is also deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145(a) of the General Corporation Law of Delaware, we may indemnify any of our officers or directors in any action other than actions by or in the right of our company, whether civil, criminal, administrative or investigative, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceedings if such director or officer has no reasonable cause to believe his conduct was unlawful. Under Section 145(b), we may indemnify any of our officers or directors in any action by or in the right of our company against expenses actually and reasonably incurred by him in the defense or settlement of such action if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, except where such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to us, unless, on application, the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person in view of all the circumstances is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145(c) provides for mandatory indemnification of officers or directors who have been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b). Section 145(d) authorizes indemnification under subsections (a) and (b) in specific cases if approved by our board of directors or stockholders upon a finding that the officer or director in question has met the requisite statutory standards of conduct. Section 145(g) empowers us to purchase insurance coverage for any director, officer, employee or agent against any liability incurred by him in his capacity as such, whether or not we would have the power to indemnify him under the provisions of the Delaware General Corporation Law. The foregoing is only a summary of the described sections of the Delaware General Corporation Law and is qualified in its entirety by reference to such sections. Our bylaws provide that we shall indemnify each of our officers and directors to the fullest extent permitted by applicable law. Our certificate of incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description
4.1	2006 Stock Option Plan (incorporated by reference from the Registrant’s Form S-8 filed on November 21, 2006, File No. 333-138857 )

4.2	Amended and Restated 2006 Stock Option Plan (May 29, 2008) (incorporated by reference from Exhibit 10.24 of the Registrant’s Form 10-K filed March 25, 2009)

4.3	Amended and Restated 2006 Stock Option Plan (June 3, 2010) (incorporated by reference from the Registrant’s Form S-8, File No. 333-170604, filed on November 15, 2010)

4.4	Amended and Restated 2006 Stock Option Plan (May 7, 2013) (incorporated by reference from the Registrant’s Form S-8, File No. 333-196165, filed on May 22, 2014)

4.5	2016 Stock Option Plan (filed herewith)

5.1	Opinion of Dorsey and Whitney LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm –Richter LLP (filed herewith)

23.3	Consent of Dorsey and Whitney LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ville St- Laurent, Province of Quebec, on August 3, 2016.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Name: Dr. Horst G. Zerbe
Title: Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/Andre Godin
Name: Andre Godin
Title: Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horst G. Zerbe his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Dr. Horst G. Zerbe	August 3, 2016
Name: Horst G. Zerbe
Title: Chairman of the Board of Director, Chief Executive
Officer and President

By: /s/ Andre Godin	August 3, 2016
Name: Andre Godin
Title: Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

By: /s/ Bernard Boudreau	August 3, 2016
Name: Bernard J. Boudreau
Title: Director

By: /s/John Marinucci	August 3, 2016
Name: John (Giovanni) Marinucci
Title: Director

By: /s/ Clemens Mayr	August 3, 2016
Name: Clemens Mayr
Title: Director

By: /s/ Bernd Melchers	August 3, 2016
Name: Bernd Melchers
Title: Director

By: Ian Troup	August 3, 2016
Name: John (Ian) Troup
Title: Director

INDEX TO EXHIBITS

Exhibit	Description
4.1	2006 Stock Option Plan (incorporated by reference from the Registrant’s Form S-8 filed on November 21, 2006, File No. 333-138857 )

4.2	Amended and Restated 2006 Stock Option Plan (May 29, 2008) (incorporated by reference from Exhibit 10.24 of the Registrant’s Form 10-K filed March 25, 2009)

4.3	Amended and Restated 2006 Stock Option Plan (June 3, 2010) (incorporated by reference from the Registrant’s Form S-8, File No. 333-170604, filed on November 15, 2010)

4.4	Amended and Restated 2006 Stock Option Plan (May 7, 2013) (incorporated by reference from the Registrant’s Form S-8, File No. 333-196165, filed on May 22, 2014)

4.5	2016 Stock Option Plan (filed herewith)

5.1	Opinion of Dorsey and Whitney LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm –Richter LLP (filed herewith)

23.3	Consent of Dorsey and Whitney LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)